Exhibit 99.1

FOR IMMEDIATE RELEASE

Pauline O’Keeffe

pokeeffe@excelligencelearning.com

781-329-2269

EXCELLIGENCE LEARNING RELEASES 2003 FIRST QUARTER RESULTS

Net Revenues Increase 11.8% Compared to 2002 First Quarter

Monterey, Calif.—May 7, 2003—Excelligence Learning Corporation (NASDAQSC: LRNS), a developer, manufacturer, and retailer of educational products to child care programs, preschools, elementary schools and consumers today announced consolidated revenue of $17.4 million for the first quarter of 2003, an increase of 11.8% over consolidated revenue of $15.6 million for the first quarter of 2002. On a GAAP basis, the net loss was $1.2 million, or $(0.14) per common share, for the first quarter of 2003 compared to a net loss of $2.9 million, or $(0.35) per common share, for the same period in 2002. Due to the seasonal nature of its business, the Company typically reports losses during the first quarter of its fiscal year.

EBITDA (loss), which the Company believes is a meaningful supplemental measurement of its operating performance, was $1.6 million for the first quarter of 2003, compared to an EBITDA (loss) of $2.4 million for the first quarter of 2002. EBITDA is calculated by adding back to operating income (loss): depreciation and amortization. A reconciliation of GAAP operating income (loss) to EBITDA (loss) is included in the attached schedules.

The Company is comprised of two business segments, Early Childhood and Elementary School. For the Early Childhood segment, 2003 first quarter net revenue was $15.5 million, a 13.1% increase over the $13.7 million generated in the first quarter of 2002. This improvement is primarily attributable to new product offerings, new customer solicitation and improved sales and marketing strategies. The Early Childhood segment recorded an EBITDA (loss) for the quarter of $271,000 compared to an EBITDA (loss) of $1.3 million in the first quarter of 2002.

For the Elementary School segment, net revenue was at $1.9 million for the first quarters of 2003 and 2002. EBITDA (loss) for the Elementary School segment for the first quarter of 2003 was $1.3 million, compared to an EBITDA (loss) of $1.1 million in the first quarter of 2002.

According to Chief Executive Officer Ron Elliott, “Taking into consideration the state of the economy, we have reason to be pleased with our results for the first quarter of 2003 and are on track to meet our revenue and earnings targets for the year. We will continue our cost-control measures in an effort to keep the Company’s expenses in line with anticipated revenues. As a value-focused company, we will pass these savings on to our price-conscious customers, offering competitive prices and quality merchandise—a sound, basic strategy in times like these.”

Business Outlook

The following forward-looking statements reflect Excelligence Learning Corporation’s expectations as of May 7, 2003 and are subject to risks and uncertainties that could significantly affect anticipated results. Those risks and uncertainties include, but are not limited to, (1) changes in general economic and business conditions and in the educational products industry in particular, (2) the impact of competition, including the development of competing proprietary products by the Company’s competitors, (3) the level of demand for the Company’s products, (4) fluctuations in the value of the U.S. dollar and (5) the Company’s ability to diversify its product offerings or expand in new and existing markets. Additional information concerning potential risk factors affecting the Company’s performance are described from time to time in the Company’s reports filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended December 31, 2002 and quarterly reports on Form 10-Q. Actual results may differ materially from those expressed in these forward-looking statements. The Company intends to continue its practice of not publicly updating forward-looking statements, except to the extent the Company is required to do so in connection with its ongoing requirements under federal securities laws to disclose material information.

Second Quarter 2003 Expectations:

Net revenues are expected to be between $23 and $26 million.

EBITDA is expected to be between $-0- and $1 million.

Operating income (loss) is expected to be between $(500,000) and $500,000.

Full Year 2003 Expectations:

Net revenues are expected to be between $100 and $115 million.

EBITDA is expected to be between $5 and $9 million.

Operating income is expected to be between $3 and $7 million.

EBITDA is calculated by adding back to operating income (loss): depreciation and amortization. EBITDA information should not be considered as an alternative to any measure of performance as promulgated under generally accepted accounting principles (such as operating income or income before extraordinary items) nor should it be considered as an indicator of the Company’s overall financial performance. The Company’s calculations of EBITDA may be different from the calculations used by other companies and therefore comparability may be limited.

About Excelligence Learning Corporation

Excelligence Learning Corporation is a developer, manufacturer and retailer of educational products to child care programs, preschools, elementary schools and consumers. The Company serves early childhood professionals, educators, and parents by providing quality educational products and programs for children from infancy to 12 years of age. With proprietary product offerings and a multi-channel distribution strategy, the Company helps to further children’s education and to reinforce the connection between learning at school and at home. The Company is composed of two business segments, Early Childhood and Elementary School. Through its Early Childhood segment, the Company develops, markets and sells educational products through multiple distribution channels to early childhood professionals and parents. Through its Elementary School segment, the Company sells school supplies and other products specifically targeted for use by children in kindergarten through sixth grade to elementary schools, teachers and other education organizations. These products are then resold as a fundraising device for the benefit of a particular school. Excelligence Learning Corporation’s headquarters is in Monterey, California and its website is www.excelligencelearning.com.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A “SAFE HARBOR” FOR FORWARD-LOOKING STATEMENTS. CERTAIN INFORMATION INCLUDED IN THIS PRESS RELEASE (AS WELL AS INFORMATION INCLUDED IN ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY EXCELLIGENCE, ITS DIRECTORS AND/OR ITS EXECUTIVE OFFICERS) CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING, INCLUDING SECOND QUARTER AND FULL YEAR 2003 EXPECTATIONS, FINANCIAL PROJECTIONS, SUCH AS PROJECTIONS OF REVENUE, STATEMENTS OF MANAGEMENT’S PLANS, OBJECTIVES OR EXPECTATIONS, INFORMATION REGARDING NEW PRODUCTS OR SERVICES, STATEMENTS OF BELIEF AND OTHER MATTERS RELATING TO EXPECTATIONS AND STRATEGIES REGARDING THE FUTURE. ALTHOUGH EXCELLIGENCE BELIEVES THE CURRENT EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, SUCH FORWARD-LOOKING INFORMATION INVOLVES IMPORTANT RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT ANTICIPATED RESULTS AND THERE CAN BE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ACHIEVED. ACCORDINGLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY EXCELLIGENCE. CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXCELLIGENCE’S EXPECTATIONS ARE SET FORTH AS RISK FACTORS IN THE COMPANY’S SECURITIES AND EXCHANGE COMMISSION REPORTS AND FILINGS, INCLUDING THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 AND QUARTERLY REPORTS ON FORM 10-Q. SUCH FILINGS MAY BE VIEWED FREE OF CHARGE AT WWW.SEC.GOV.

###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited—in thousands except shares and per share data)

	Three Months Ended March 31,
	2003	2002
Revenues	$17,418	$15,574
Cost of goods sold	11,290	9,953

Gross profit	6,128	5,621
Operating expenses:
Selling, general and administrative	8,027	8,371
Amortization of other intangible assets	75	72

Operating loss	(1,974)	(2,822)
Net interest and other expense	27	90

Net loss before income taxes	(2,001)	(2,912)
Income tax benefit	853	—

Net loss	$(1,148)	$(2,912)

Net Loss Per Share Calculation:
Net loss per share—basic and diluted	$(0.14)	$(0.35)

Weighted average shares used in computing net loss per share—basic and diluted	8,471,463	8,364,260

Segment Information and Reconciliation of Operating Loss to EBITDA loss (unaudited—in thousands):

	Early Childhood		Elementary School		Consolidated
	Three Months Ended March 31,
	2003	2002	2003	2002	2003	2002
Net Revenues	$15,501	$13,722	$1,917	$1,852	$17,418	$15,574

Operating loss	$(565)	$(1,629)	$(1,409)	$(1,193)	$(1,974)	$(2,822)
Depreciation and amortization	294	285	127	94	421	379

EBITDA	$(271)	$(1,344)	$(1,282)	$(1,099)	$(1,553)	$(2,443)

Note 1: Excelligence Learning Corporation's supplemental profit measure is EBITDA, which is calculated by adding back to operating income (loss): depreciation and amortization.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value and share amounts)

(Unaudited)

	March 31, 2003	December 31, 2002 *
ASSETS
Current assets:
Cash and cash equivalents	$3,613	$2,713
Accounts receivable, net	5,375	5,018
Inventories	21,242	13,938
Prepaid expenses and other current assets	2,443	2,701
Deferred income taxes	1,672	1,672

Total current assets	34,345	26,042
Property and equipment, net	4,283	4,305
Deferred income taxes	2,851	1,998
Other assets	1,028	1,046
Goodwill	5,834	4,701
Other intangible assets, net	1,102	1,084

Total assets	$49,443	$39,176

LIABILITIES, REDEEMABLE SECURITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$4,395	$—
Accounts payable	10,050	3,524
Accrued expenses	4,275	4,297
Income tax liabilities	213	216
Other liabilities	492	529

Total current liabilities	19,425	8,566

Redeemable common shares	400	—

Common stock, $0.01 par value; 15,000,000 shares authorized; 8,523,345 and 8,401,914 issued and outstanding at March 31, 2003 and December 31, 2002, respectively	84	84
Additional paid-in capital	62,219	62,206
Deferred stock compensation	(1,339)	(1,482)
Accumulated deficit	(31,346)	(30,198)

Total stockholders’ equity	29,618	30,610

Total liabilities and stockholders’ equity	$49,443	$39,176

*	Derived from audited consolidated financial statements filed in the Company’s 2002 Annual Report on Form 10-K.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited—in thousands)

	Three Months Ended March 31,
	2003	2002
Cash flows from operating activities:
Net loss	$(1,148)	$(2,912)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	421	379
Provision for losses on accounts receivable	25	(10)
Equity-based compensation	143	143
Deferred income taxes	(853)	—
Changes in operating assets and liabilities, net of assets and liabilities assumed in acquisitions:
Accounts receivable	(382)	505
Inventories	(7,304)	(4,306)
Prepaid expenses and other current assets	258	109
Other assets	18	(12)
Accounts payable	6,526	4,105
Accrued expenses	(22)	(839)
Income tax related liabilities	(3)	—
Other current liabilities	(37)	140

Net cash used in operating activities	(2,358)	(2,698)

Cash flows from investing activities:
Purchase of property and equipment	(323)	(195)
Acquisition of Marketing Logistics, Inc.	(827)	—

Net cash used in investing activities	(1,150)	(195)

Cash flows from financing activities:
Bank overdraft	—	450
Borrowings on line of credit	12,852	19,517
Principal payments on line of credit	(8,457)	(18,683)
Principal payments on notes payable	—	(14)
Issuance of equity—net of fees	13	—

Net cash provided by financing activities:	4,408	1,270

Net increase (decrease) in cash and cash equivalents	900	(1,623)
Cash and cash equivalents at beginning of period	2,713	1,623

Cash and cash equivalents at end of period	$3,613	$—

Supplemental disclosures of cash flow information:
Issuance of redeemable common shares in acquisition	$400	$—

Cash payments during the period:
Cash paid for interest	$2	$72

Cash paid for taxes	$3	$506